Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275774

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 28, 2023)

Dividend Reinvestment and Direct Stock Purchase Plan

787,695 Shares of Common Stock, $1 Par Value

Southwest Gas Holdings, Inc. is pleased to offer the opportunity to participate in the Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) to purchase shares of Southwest Gas Holdings, Inc. common stock (“Common Stock”). Anyone who joins and participates in the Plan will be considered a “participant.” When we use the terms “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Holdings, Inc., together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our subsidiary, Southwest Gas Corporation, together with its subsidiaries. The term “Centuri” refers to Centuri Group, Inc., a wholly owned subsidiary of Southwest Gas Holdings that represents its utility infrastructure services segment.

Participation in the Plan is voluntary and provides a convenient method for existing stockholders to reinvest their Common Stock dividends automatically into additional shares of Common Stock and for new stockholders to purchase shares of Common Stock. The Plan is set forth and explained in question-and-answer format under the heading “The Plan” in this prospectus supplement. If you own shares of Common Stock and choose not to participate in the Plan, you will receive cash dividends, as declared, in the usual manner.

As described in more detail in this prospectus supplement, the Plan offers several benefits to its participants (“participants”, “you”, or “your”), including:

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Limited Costs to Buy or Sell Shares. The Plan allows you to purchase shares of Company Common Stock in a convenient manner without incurring brokerage commissions or transaction/processing fees; however, you will be required to pay nominal brokerage/administrative fees for sales of shares under the Plan.

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Invest as Little as $250. You can build your investment over time, starting with as little as $250 and as little as $25 for each additional investment. Investments may not exceed $100,000 per calendar year unless a waiver is granted.

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Convenient Reinvestment of Dividends. Holders of Company Common Stock can increase their holdings in the Company by reinvesting all or some of the dividends paid on their Common Stock in additional shares of Common Stock without incurring brokerage commissions or transaction/processing fees.

•	Convenient Payment Options. You can invest through automatic withdrawals from your bank account.

•	Cost Free Maintenance and Recordkeeping. Participants receive cost-free maintenance of shares in book-entry form and detailed recordkeeping and reporting under the Plan.

Company Common Stock is listed on the New York Stock Exchange (symbol “SWX”).

Investing in the Company’s Common Stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in other filings we make with the U.S. Securities and Exchange Commission from time to time.

WE ENCOURAGE YOU TO READ THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY AND TO KEEP IT FOR FUTURE REFERENCE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 28, 2023

Prospectus Supplement

Prospectus

S-i

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus in connection with the offer made by this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any administrator, dealer or underwriter. Neither the delivery of this prospectus supplement, the accompanying prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering, the Plan itself, and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

Before investing in our Common Stock, please read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein together with the additional information described under the section entitled “Available Information.” You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you make an investment decision.

We are not making any representation to any purchaser of shares of our Common Stock regarding the legality of an investment in shares of our Common Stock by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in shares of our common stock.

Our Common Stock is being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our Common Stock in other jurisdictions also may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions.

RISK FACTORS

Investing in the Company’s Common Stock involves consideration of risks that could affect the Company and our businesses, as well as the energy industry and utility infrastructure services industry generally. Please see the risks described below, together with the risk factors as discussed under Item 1A, “Risk Factors” of Part I in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequently filed periodic or current reports, which are incorporated by reference into this prospectus supplement. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports, which are also incorporated by reference into this prospectus supplement. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing shares of Common Stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this prospectus supplement. Each of the risks described could result in a decrease in the value of the Common Stock and your investment in our Company.

Risks Relating to This Offering and Our Common Stock

Our common stock price may be volatile or may decline.

The market price for our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of us and our prospects;

•	investors’ perceptions of us and/or our industries’ risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the natural gas distribution and utility infrastructure services markets;

•	investors’ perceptions of the expected separation of Centuri;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities markets;

•	sales, or anticipated sales, of large blocks of our common stock;

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a real or perceived economic downturn, including as a result of the further escalation of Russia’s war against Ukraine, and/or the tightening of monetary policy, including increases in benchmark interest rates, by the Board of Governors of the United States Federal Reserve; and

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other factors described under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement and accompanying prospectus and “Item 1A- Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Because management has broad discretion as to the use of the net proceeds from this offering you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have broad discretion over the use of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds from this offering in ways that ultimately increase the value of your investment in us. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur could cause the market price of our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock, including purchasers of our common stock in this offering and could adversely affect their voting and other rights and economic interests.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act or Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” “pursue.” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding plans to refinance near-term maturities, plans to separate from Centuri by means of one or more disposition transactions, including by way of a pro rata distribution to our stockholders, one or more distributions in exchange for our Common Stock or other securities, a sell-down of shares of our Common Stock or any combination thereof, or an initial public offering by Centuri followed by one or more disposition transactions, the intended tax treatment of any separation of Centuri, those regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, the ability to pay debt, Southwest’s company-owned life insurance (“COLI”) strategy, the magnitude of future acquisition or divestiture purchase price true-ups or post-closing payments and related impairments or losses related thereto, replacement market and new construction market, impacts from pandemics, including on our employees, customers, business, financial position, earnings, bad debt expense, work deployment and related uncertainties, expected impacts of valuation adjustments associated with any redeemable noncontrolling interests, the profitability of storm work, mix of work, or absorption of fixed costs by larger infrastructure services customers (including Southwest), the impacts of U.S. tax reform including disposition in any regulatory proceeding and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB 151 legislation, forecasted operating cash flows and results of operations, net earnings impacts or recovery of costs from gas infrastructure replacement and Vintage Steel Pipe programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases or other regulatory proceedings, rates and surcharges, Purchased Gas Account (“PGA”) administration, recovery and timing, and other rate adjustments, sufficiency of working capital and current credit facilities or the ability to cure negative working capital balances, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under an at-the-market equity program or otherwise, future dividends or increases and the board of director’s current payout strategy, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, statements regarding future gas prices, gas purchase contracts and pipeline imbalance charges or claims related thereto, recoverability of regulatory assets, the impact of certain legal proceedings or claims, and the timing and results of future rate hearings, including any ongoing or future general rate cases and other proceedings, statements regarding any strategic review, optimization opportunity identification, benchmarking, and assessment, including the timing and costs of any such processes and statements regarding pending approvals are forward-looking statements.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, inflation, interest rates and related government actions, sufficiency of labor markets and ability to timely hire qualified employees or similar resources, acquisition and divestiture decisions including prices paid or received, adjustments, indemnifications, or commitments related thereto, and their impacts to impairments, write-downs, or losses or expenses generally, the impacts of pandemics including that which may result from a restriction by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees, the ability to collect on customer accounts due to the suspension or lifted moratorium on late fees or service disconnection or otherwise in any or all jurisdictions, the ability to obtain regulatory recovery of related costs, the ability of the infrastructure services business to conduct work and the impact of a delay or termination of work, and decisions of Centuri customers (including Southwest) as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise, the ability to recover and timing thereof related to costs associated with the PGA mechanisms or other regulatory assets or programs, the effects of regulation/deregulation, governmental or regulatory policy regarding pipeline safety, greenhouse gas emissions, natural gas, including potential prohibitions on the use of natural gas by customers or potential customers, including related to electric generation or natural gas appliances, or regarding alternative energy, the regulatory support for ongoing infrastructure programs or expansions, the timing and amount of rate relief, the impact of other regulatory proceedings, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, impacts of other tax regulations, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of credit rating actions and conditions in the capital markets on financing costs, changes in construction expenditures and financing, levels of or changes in operations and maintenance expenses, or other costs, including fuel costs and other costs impacted by inflation or otherwise, geopolitical influences on the business or its costs, effects of pension or other postretirement benefit expense forecasts or plan modifications, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims and disputes, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather on Centuri’s operations, projections about acquired business’ earnings, or those that may be planned, future acquisition-related costs, differences between the actual experience and projections in costs to integrate or stand-up portions of newly acquired business operations, impacts of changes in the value of any redeemable noncontrolling interests if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work and impacts from work awarded or failing to be awarded from significant customers (collectively, including from Southwest) or related to significant projects, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays or challenges in commissioning individual projects, acquisitions and management’s plans related thereto, the ability of management to successfully finance, close, and assimilate any acquired businesses, the timing and ability of management to successfully consummate a separation of Centuri, the nature and timing of the separation and impacts on our consolidated earnings or stock price as a result, the impact on our stock price or our credit ratings due to undertaking or failing to undertake acquisition or divestiture activities or other strategic endeavors, the impact on our stock price, costs, actions or disruptions or continuation thereof related to significant stockholders and their activism, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill or other intangible assets, and optimization initiatives, including costs related thereto. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue or cease to continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement and the accompanying prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update or revise any forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus supplement and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q prior to investing in our common stock.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our Common Stock is listed.

Southwest Gas Holdings, Inc. has filed with the SEC an automatic registration statement on Form S-3 relating to the common stock covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of the shares is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or in any documents previously incorporated by reference into this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any documents previously incorporated by reference into this prospectus supplement and the accompanying prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report of Southwest Gas Holdings, Inc. on Form 10-K for the year ended December 31, 2022;

•	Quarterly Reports of Southwest Gas Holdings, Inc. on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

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The portions of the Definitive Proxy Statement of Southwest Gas Holdings, Inc. on Schedule 14A (filed on March 21, 2023) that were specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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Current Reports of Southwest Gas Holdings, Inc. on Form 8-K/A filed on February 21, 2023 and Current Reports of Southwest Gas Holdings, Inc. on Form 8-K filed on January 13, 2023, January 20, 2023, February 14, 2023 (Item 2.01 only), March 7, 2023, March 10, 2023, March 23, 2023, April 4, 2023, April 17, 2023, April 28, 2023, May 9, 2023 (Item 5.07 only), July 19, 2023, October 25, 2023, November 6, 2023 (Items 1.01, 3.03 and 5.03 only), November 15, 2023, November 27, 2023 and November 27, 2023 (Item 5.02 only); and

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Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the termination of the offering of the shares.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

OVERVIEW OF COMPANY

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through its wholly owned subsidiaries, Southwest and Centuri, the Company operates in two business segments: natural gas distribution and utility infrastructure services.

Southwest, incorporated in March 1931 under the laws of the state of California, provides regulated natural gas distribution services to customers in portions of Arizona, Nevada, and California. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas distribution segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of the Company’s and Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (the “FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Centuri is a strategic utility infrastructure services company dedicated to partnering with North America’s electric and gas providers to build and maintain the energy network that powers millions of homes across the United States and Canada. Centuri’s skilled workforce delivers a comprehensive and integrated array of solutions through its primary operating companies: NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., Linetec Services, LLC, and Riggs Distler & Company, Inc. Centuri has strategically expanded its geographic reach and service offerings through organic and inorganic growth to better meet diverse customer needs across both electric and gas infrastructure, including growing customer attention to achieving environmental objectives. On December 15, 2022, we announced that our board of directors had determined to separate Centuri from Southwest Gas Holdings into a standalone, independent public company. On September 22, 2023, we announced that Centuri Holdings, Inc. (“Centuri Holdings”) had confidentially submitted a draft registration statement with respect to an initial public offering of its shares of common stock (the “Centuri IPO”). We remain committed to separating Centuri and continue to assess the value of a potential tax-free spin-off of Centuri, either following, or in lieu of, a potential initial public offering by Centuri. Following a Centuri IPO, if one occurs, we intend to maintain the flexibility to dispose of our remaining Centuri interests in a number of ways, including through a spin-off transaction, open market sales of Centuri Holdings common stock or an exchange offer of our common stock for Centuri Holdings common stock.

Our corporate headquarters is located at 8360 S. Durango Drive, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

USE OF PROCEEDS

To the extent that we directly issue original shares of Common Stock to participants under the Plan, we will use the proceeds in connection with general corporate purposes, which may include funding for working capital, capital expenditures, repurchases of our capital stock, and strategic investments and acquisitions. Pending disbursement for these purposes, we may use the proceeds for refunding, repurchasing, retiring upon maturity or redeeming existing debt. if outstanding; however, we do not anticipate using a material part of the proceeds to discharge indebtedness. We cannot predict how many original shares will be sold under the Plan and, therefore, cannot estimate the amount of proceeds that we will receive. If the Plan Administrator, Equiniti Trust Company, LLC (“EQ Shareowner Services”, the “Plan Administrator” or “EQ”), purchases shares of Common Stock in the open market under the Plan, we will not receive any proceeds.

THE PLAN

The following is a detailed description of the Plan in question-and-answer format. For additional information concerning the Plan, please contact the Plan Administrator at (800) 331-1119 or (651) 450-4064.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide to our stockholders a simple and convenient method of investing in our Common Stock. Shares of Common Stock purchased under the Plan will be authorized but unissued shares purchased from us, outstanding shares purchased in the open market or through negotiated transactions by the Plan Administrator. The decision to purchase shares in the open market will depend upon the financial requirements of the Company.

FEATURES

2.	What are the features of the Plan?

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Initial Investment/Enrollment. If you are not currently a stockholder, you can make an initial investment in our Common Stock, starting with as little as $250. Southwest Gas Holdings will pay any brokerage fees or commissions in connection with the purchase of shares through the Plan. You will, in all events, be responsible for brokerage fees or commissions payable on the sale of shares of our Common Stock by the Plan Administrator under the Plan pursuant to your instructions.

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Optional Cash Investments. Participants in the Plan may invest up to $100,000 per calendar year (minimum optional cash investment $25) through optional cash payments for shares of Common Stock. Southwest Gas Holdings may agree in its sole discretion to waive the limit and permit investments greater than $100,000 per participant in a calendar year.

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Automatic Reinvestment of Dividends. You can also increase your holdings of Common Stock through automatic reinvestment of all or some of your cash dividends. You can elect to reinvest all or a percentage of your dividends in Common Stock. The Plan participants may have cash dividends deposited directly into a designated account with a U.S. or Canadian financial institution.

•	Automated Transactions. You can execute many of your Plan transactions online at shareowneronline.com or by phone if you have established automated privileges.

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Minimum Share Balance Requirement. Participants must maintain a balance of at least one share to keep their Plan account open. The Plan Administrator reserves the right to sell, without prior notification, all partial shares in an account in which the share balance fails to meet the one-share minimum requirement after 12 months of participation in the Plan.

ADMINISTRATION

3.	Who administers the Plan?

Equiniti Trust Company, LLC (“EQ Shareowner Services”, the “Plan Administrator” or “EQ”), administers the Plan as agent for the participating stockholders, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of EQ Shareowner Services, as Plan Administrator, or EQ Shareowner Services’ nominee as agent for participants in the Plan. EQ is the transfer agent and registrar for the Common Stock.

Plan Administrator contact information is as follows:

Contact Information

Internet

shareowneronline.com

Available 24 hours a day, 7 days a week for access to your account information and answers for many common questions and general inquiries.

To register for online access:

If you are an existing, registered shareowner:

1.	Go to shareowneronline.com

2.	Click Register then I want to register for online access

3.	Select Southwest Gas Holdings, Inc.

and enter your EQ Account Number

4.	Select your Authentication* method

5.	Follow the steps to provide your information, create your secure profile, and access your online account

*	If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then I want to invest in a Company

3.	Select Southwest Gas Holdings, Inc.

4.	Select Invest in this company, and follow the instructions to buy shares

Email

Login to your account at shareowneronline.com and select Contact Us

Telephone

1-800-331-1119 Toll-Free

651-450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time. You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

4.	Where should I send my correspondence regarding the Plan?

You should direct and send all correspondence regarding the Plan to:

Written correspondence and deposit of certificated shares*:

EQ Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

*	If sending in a certificate for deposit, see Certificate Deposit and Withdrawal information.

Please include your name, address, daytime telephone number, and your account number and specify “Southwest Gas Holdings, Inc.” on all correspondence.

PARTICIPATION

5.	Who may participate in the Plan?

Almost everyone is eligible to enroll in the Plan. If you are an interested investor, you may participate in the Plan if you already own Southwest Gas Holdings Common Stock. If you do not already own shares, as a new investor, you may make your initial purchase of shares directly through the Plan. If you live outside of the United States, you should determine if there are any laws or governmental regulations that would prohibit your participation in the Plan.

If you have any questions or if you would like to enroll, simply visit our website at shareowneronline.com or contact EQ (see Contact Information).

A Plan account may be opened in your name, jointly in your name and that of another person, in your name and that of a single beneficiary, in the name of your trust, or in your name as custodian for a minor or as trustee for another person by completing the Account Authorization Form in the proper manner.

6.	How does an eligible individual join the Plan?

Current stockholders holding in their own name. If you currently own shares of our Common Stock and the shares are registered in your name, you may join the Plan by going online, by phone, or by signing an Account Authorization Form and returning it to the Plan Administrator. The Account Authorization Form may be obtained online at shareowneronline.com, by submitting a written request to the Plan Administrator or by calling the Plan Administrator.

Current stockholders holding through a bank, broker, or other nominee. If you currently own shares of our Common Stock and the shares are registered in the name of a bank, broker or other nominee, arrange for the bank, broker or other nominee to register in your name the number of shares of our Common Stock that you want to include in the Plan. You can then enroll as a stockholder of record, as described above. Once the Plan Administrator receives your transferred shares of Common Stock from your brokerage account, you will receive an account statement.

Alternatively, if you do not want to re-register your shares of Common Stock, you can enroll in the Plan in the same manner as someone who is not currently a Southwest Gas Holdings stockholder. This will create a registered account in addition to your brokerage/bank account.

New investors who are not current stockholders. If you do not currently own shares of our Common Stock, you may join the Plan by going online or by signing an Account Authorization Form and returning it to the Plan Administrator. The Account Authorization Form may be obtained online at shareowneronline.com, by submitting a written request to the Plan Administrator or by calling the Plan Administrator.

7.	When can an eligible individual join the Plan?

You may join the Plan at any time. If the Plan Administrator receives an Account Authorization Form on or before the record date for a dividend payment, reinvestment of dividends will begin with that dividend. If the Plan Administrator receives an Account Authorization Form after the record date, reinvestment of dividends will begin with the next dividend payment date.

An initial minimum investment received will be invested as of the next investment date (which occurs once a week, typically on Friday, “investment date”). Upon the purchase of shares of Common Stock with your initial minimum investment, you will become a participant under the Plan.

8.	What are my Dividend Reinvestment Options?

A participant can elect to reinvest all or a portion of the dividends payable (if any) to purchase additional shares of Southwest Gas Holdings Common Stock. The following describes the available options:

Full dividend reinvestment —All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. The participant will not receive cash dividends from Southwest Gas Holdings; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account. (RD)

Partial dividend reinvestment by percentage —A participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. A participant may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RX-N)

An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the Plan, 15 in physical certificate form and 15 shares in book-entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

INITIAL INVESTMENTS

9.	When will initial minimum investment payments be invested?

A participant making his or her initial purchase of Common Stock through the Plan should submit a check in an amount not less than $250 or more than $100,000, together with an Account Authorization Form, to the Plan Administrator. The Plan Administrator requires that checks be in U.S. dollars drawn from a U.S. or Canadian financial institution. Participants will be charged a return fee on any returned checks. Alternatively, a new participant may arrange to have the purchase price deducted from a designated account in a United States or Canadian financial institution in U.S. Dollars. Investors may not invest more than $100,000 per calendar year unless a waiver is granted by Southwest Gas Holdings. Unless a waiver is granted, the Plan Administrator will return any excess tendered to the investor. Purchases will be made on behalf of a new participant in the Plan generally within five business days following the Plan Administrator’s receipt of the payment and Account Authorization Form from the participant. No interest is paid on initial purchase payments pending investment. The Plan Administrator will return an initial purchase payment to an investor upon written request received at least two business days prior to the investment date.

REINVESTED DIVIDENDS

10.	When will dividends be reinvested?

You may direct that any dividends on shares of Common Stock be reinvested under the Plan, and those dividends will be reinvested on the investment date coinciding with the payment of the dividend and no later than 30 trading days following the dividend payable date. We have ordinarily paid Common Stock dividends on the first business day of March, June, September, and December, but we cannot guarantee or assure you that we will continue to pay dividends on this basis. Common Stock acquired with reinvested dividends will either be issued shares or market shares, depending on the financial requirements of the Company.

You can reinvest all or a portion of your Southwest Gas Holdings cash dividends. When you enroll in the Plan, you may select the option to automatically reinvest your dividend. If you do not select an option, the Plan Administrator will default your choice to full reinvestment. You may change your election at any time online, by telephone or by sending a new Account Authorization Form by mail (see Contact Information).

Changes received after the record date of a dividend will be effective for the following dividend.

The Plan Administrator will apply all or a portion of your dividends, as elected (less any applicable fee), to purchase additional whole and fractional shares (see Investment Summary and Fees, Investment fees).

Dividends are invested as soon as administratively possible on or following the dividend payable date, generally within five trading days. Depending on the number of shares being purchased and the current trading volume, a purchase may be executed in multiple transactions that may occur on more than one day. Should this occur, the price will be the average of all trades executed. You will receive annual account statements and will pay no transaction fees to reinvest your dividends. (See Investment Summary and Fees for additional information.)

OPTIONAL CASH PAYMENTS

11.	Who is eligible to make optional cash payments?

Once you become a participant, you are eligible to make optional cash payments at any time. You may make optional cash payments after joining the Plan by enclosing your payment with the Transaction Request Form provided on your statement.

Optional cash payments cannot be less than $25 and cannot exceed $100,000 per calendar year per participant unless a waiver is granted by Southwest Gas Holdings. Optional cash payments can be made by check payable to: EQ Shareowner Services, P.O. Box 64856, St. Paul, MN 55164-0856. You should include your Plan account number on all checks.

12.	When will optional cash payments be invested and when will dividends be paid on shares of Common Stock purchased with optional cash payments?

Optional cash payments will be invested generally within five trading days from receipt of your investment amount and no later than 35 trading days, except where postponement is necessary to comply with applicable law.

The Plan Administrator will reinvest any dividends on shares of Common Stock that are purchased with optional cash payments on or before the dividend record date. Common Stock dividend payment dates are ordinarily the first business day of March, June, September, and December. We cannot guarantee or assure you that we will continue to pay dividends on this basis.

You may, without withdrawing from the Plan, direct the Plan Administrator to return to you any optional cash payment the Plan Administrator is holding upon receipt of your written request at least two business days before the investment date. No interest will be paid on payments that are received and held prior to investment.

13.	How do I make optional cash payments?

You may vary the amount of the cash payment at any time. However, you are encouraged to set an investment goal and then send a fixed amount every month or quarter. You may make a payment by enclosing and sending a check payable to the Plan Administrator with the Account Authorization Form or the Transaction Request Form provided with your statement. In addition, participants may also make automatic withdrawals from their checking or savings accounts. Plan investments must be made separately from payments for natural gas service from Southwest. Optional cash payments under the Plan cannot be included in amounts submitted to Southwest for payment of natural gas service or with an invoice for natural gas service. The Plan Administrator will not accept cash, money orders, traveler’s checks or third party checks.

You may make automatic investments up to twice per month, whether initial or optional cash investments, by automatic withdrawal from a pre-designated account. Payments must be in U.S. dollars and drawn on a U.S. or Canadian financial institution. To initiate automatic investments, you must complete and return to the Plan Administrator the automatic cash withdrawal and investment section of the Account Authorization Form, as well as deliver to the Plan Administrator a voided blank check or a savings deposit slip for the account from which funds are to be drawn. You may obtain the Account Authorization Form online at shareowneronline.com or from the Plan Administrator. Automatic investments will be initiated as soon as administratively possible. Funds then will be drawn from your designated account on the 10th, 25th, or both days of each month or, if the 10th or 25th day falls on a weekend or bank holiday, the first business day thereafter, and will be invested in Common Stock on the next investment date.

Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement. To be effective with respect to the next automatic investment date, the Plan Administrator must receive the notice at least 15 business days preceding that date.

Participants will not earn interest on funds held by the Plan Administrator. During the period that initial and any optional cash payments are pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of the Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments is the responsibility of the Plan Administrator. Investment income from such Permitted Investments will be retained by the Plan Administrator.

EXPENSES

14.	Will I be charged any expenses in connection with the purchase of shares of Common Stock under the Plan?

There are no expenses charged to participants in connection with purchases of Common Stock under the Plan. The Plan Administrator will not charge you, and you are not responsible for, any expenses in connection with purchases of Common Stock under the Plan. We will pay all costs of administration of the Plan and any brokerage commissions or service fees incurred in purchasing shares of Common Stock. However, if you request to sell your shares, the Plan Administrator will deduct any related, incurred brokerage commissions or service fees from the sale proceeds that are remitted to you. See the attached Addendum A regarding fees charged for the sale of shares of Common Stock under the Plan and in other situations.

PURCHASING AND PRICING OF SHARES

15.	How many shares of Common Stock will be purchased for me?

The number of shares of Company Common Stock to be purchased for you on any investment date will depend upon the amount of the optional cash payments received since your last investment in the Plan, the amount of your dividends to be reinvested and the price of the Common Stock on the investment date. On each investment date, your Plan account will be credited with that number of shares of Common Stock, including fractional shares, equal to the total amount to be invested and reinvested on your behalf, divided by the price of the Common Stock on the investment date. Fractional shares will earn proportionate dividends as declared.

16.	How is the purchase price of shares of Common Stock determined?

Shares of Common Stock for participants under the Plan will either be purchased directly from us or through the Plan Administrator in the open market. The price of shares purchased by participants with reinvested dividends, initial investments or optional cash payments will be (i) in the case of the purchase of original shares of Common Stock, the composite closing price of the Common Stock on the investment date as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association or, if no trading in the Common Stock occurs on that date, the composite closing price on the preceding date on which trading occurred and (ii) in the case of the purchase of shares of Common Stock in the open market, the weighted average price excluding brokerage commissions paid to obtain the Common Stock on the investment date.

SAFEKEEPING

17.	Can I deposit my certificated shares?

Yes. A participant may elect to deposit physical Southwest Gas Holdings Common Stock certificate(s) for safekeeping, by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to Plan shares. The transaction will appear on the Plan account statement, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held until the participant sells, withdraws or terminates participation in the Plan. Because the participant bears the risk of loss in sending stock certificate(s), it is recommended that the participant sends them registered, insured for at least 5% of the current market value and request a return receipt.

Certificate(s) will be issued to a participant for Southwest Gas Holdings Common Stock in the participant’s account upon written request to the Plan Administrator. No certificate for a fractional share will be issued.

18.	Does your Company offer an IRA option under the Plan?

No. While the Company previously made available a traditional IRA option as a way of investing in the Company’s Common Stock through the Plan, such an IRA option is no longer available.

PARTICIPANT ACCOUNTS AND RECORDS

19.	What records and accounts will you maintain for me?

The Plan Administrator will maintain a Plan account for you. The Plan Administrator will credit to your Plan account all shares of Common Stock purchased for you under the Plan. When the Plan Administrator issues you a certificate(s) for shares or when shares are sold from your Plan account the Plan Administrator will withdraw those shares from your Plan account.

20.	What Plan reports will you send me?

You will receive a statement of your Plan account annually and after any other Plan account activity. These statements are your continuing record of the cost of your purchases. Annual year-end statements should be retained for income tax purposes. In addition, you will receive each amended prospectus for the Plan and copies of all communications sent generally to other holders of Common Stock, including our quarterly reports to stockholders, our annual report to stockholders, notice of annual meeting and proxy statement and tax information with respect to dividends paid. You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.

WITHDRAWAL AND TERMINATION

21.	When may I withdraw from the Plan?

You may withdraw from the Plan at any time by telephone or by providing a written request to the Plan Administrator. You must arrange for your request to be signed by all adult registered holders listed on your Plan account. The Plan Administrator will process these requests as soon as administratively possible. If your request is received on or after the record date for a dividend, the Plan Administrator will process the request and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.

22.	How do I withdraw from the Plan?

You can terminate your participation in the Plan at any time by contacting the Plan Administrator. You can submit your request for termination by telephone or through the mail (see Contact Information). For your convenience, a Transaction Request Form is attached to your statement. Complete the form by filling in the required fields and indicating your intention to terminate your participation in the Plan. Following termination, all future dividends will be paid to you in cash.

Retain shares – If you elect to keep your shares, the whole shares held in your Plan balance will be moved to book-entry Direct Registration Shares (“DRS”). Any fractional shares will be sold at the market price, and you will receive a check (less any fees) for the proceeds.

Sell shares – If you choose to sell all of your shares, your sale proceeds, less applicable taxes and transaction fees, will be remitted to you via check, or you can choose to have them directly deposited into your bank account.

If you terminate your participation in the Plan but do not indicate your preference to retain or sell your shares, the Plan shares will be moved to book-entry DRS form until the Plan Administrator receives further instructions.

23.	Can you terminate me as a participant?

Yes. We reserve the right to deny, modify, suspend or terminate participation by any person or entity in our sole discretion. In addition, the Plan Administrator reserves the right to terminate your Plan account if your check or other form of remittance has not been honored. The Plan Administrator also reserves the right to terminate participation in the Plan if a participant does not have at least one whole share in the Plan. Upon termination the participant may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

24.	What happens upon my withdrawal from, or the termination or discontinuance of, the Plan?

When you withdraw from the Plan, or when we or the Plan Administrator terminate your Plan account or discontinue the Plan, shares will be issued in direct registration for all whole shares of Common Stock credited to the Plan accounts. The Plan Administrator will then make cash payments for fractional shares and deduct any selling costs from the sale proceeds before making the cash payment.

In the alternative, you may request that the Plan Administrator sell all of the shares of Common Stock, both whole and fractional, credited to your Plan account. The Plan Administrator will charge to you any related selling costs, and you will receive the sale proceeds less these costs.

25.	Is there a grace period to re-enroll in the Plan?

No. You may re-enroll in the Plan at any time.

OTHER INFORMATION

26.	Will you issue certificates for shares of Common Stock purchased under the Plan?

No. Shares of Common Stock purchased under the Plan will be registered in the name of EQ, or its nominee, as Plan Administrator for participants in the Plan, and certificates for such shares will not be issued to participants except upon written request. The number of shares credited to your account under the Plan will be shown on your statement of account. This procedure protects against loss, theft or destruction of stock certificates.

Shares credited to your account may be withdrawn by accessing your account online at shareowneronline.com, by notifying the Plan Administrator by telephone or in writing specifying the number of whole shares to be withdrawn. You may choose to have a portion or all of the whole shares credited to your Plan account delivered directly to your broker by contacting your broker. When using your broker to facilitate a share movement, provide them with a copy of your Plan account statement. You may also request in writing that any number of whole shares credited to your Plan account be issued to you in certificate form. All certificates or direct registration shares will be issued in the account holder’s name. Any remaining whole shares and fractions of a share will continue to be credited to your Plan account.

Fractional share interests will not be issued in certificate or direct registration form under any circumstances. If Southwest Gas Holdings, in its sole discretion, elects to terminate the participation in the Plan by a participant holding less than one share of Common Stock in the participant’s Plan account, the Plan Administrator will pay to such participant the value of any fractional shares (less certain costs) in such Plan account.

27.	May I request that you sell a portion of the shares of Common Stock held in my Plan account?

Yes. You can request that the Plan Administrator sell any number of whole shares of Common Stock credited to your Plan account. You will be charged for any related selling costs, and you will receive the sale proceeds less these costs.

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the common shares of Southwest Gas Holdings are traded. Depending on the number of Southwest Gas Holdings shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-’Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone) – The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant (see Addendum A for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested in writing with delivery by the participant to the broker.

Southwest Gas Holdings’ share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

The Insider Trading Policy provides that the participant may not trade in Southwest Gas Holdings Common Stock if in possession of material, non-public information about the Company. Share sales by employees, Affiliates and Section 16 officers must be made in compliance with the Company’s Insider Trading Policy.

28.	May I pledge or assign shares of Common Stock in my Plan account?

No. You may not pledge or assign shares of Common Stock credited to your Plan account. If you wish to assign or pledge shares, you must request in writing that certificates for the shares or direct registration of the shares be issued in your name.

29.	How will my shares of Common Stock be voted at meetings of stockholders?

Participants in the Plan will receive voting materials and have the sole right to vote the Common Stock of Southwest Gas Holdings represented by the shares held for them in the Plan. In the event the participant does not provide direction for voting, the Plan shares will not be voted.

The participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recent submitted instructions.

30.	What are your and the Plan Administrator’s liabilities under the Plan?

The Plan provides that we and any Plan Administrator will not be liable for any act done in good faith or any good faith omission, including, without limitation, (i) any claim of liability arising out of failure to terminate your Plan account upon your death prior to our receipt of legally sufficient instructions to do so, (ii) with respect to prices at which shares of Common Stock are purchased or sold for the participant’s account, (iii) the times when such purchases or sales are made or (iv) with respect to any fluctuation in the market value after the purchase or sale of shares.

The Plan Administrator is acting solely as agent for us and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or us.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall we or the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if we or the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither we nor the Plan Administrator shall: (i) be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than our or its own; and (ii) be obligated to take any legal action hereunder that might, in our or its judgment, involve any expense or liability, unless we or it have been furnished with reasonable indemnity.

Neither we nor the Plan Administrator shall be responsible or liable for any failure or delay in the performance of the obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond our or its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

YOU SHOULD RECOGNIZE THAT NEITHER SOUTHWEST GAS HOLDINGS NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF PROFITS OR PROTECT YOU AGAINST LOSSES IN THE VALUE OF THE SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN OR ASSURE YOU OF ANY FUTURE DIVIDENDS.

This Plan is purely voluntary on our part. Neither the Plan’s establishment nor any amendment nor the creation of any Plan account will be construed as giving participants any legal or equitable rights against us or the Plan Administrator unless specifically provided for in the Plan or conferred by the Plan Administrators’ or our affirmative actions according to the terms and provisions in the Plan. These actions will not be construed as giving any employee the right to be retained in our service.

Southwest Gas Holdings Common Stock is not insured by the FDIC or any other government agency, does not comprise deposits or other obligations of, and is not guaranteed by, EQ Shareowner Services or the Company, and is subject to investment risks, including possible loss of principal amount invested. Common stock held in the Plan is not subject to protection under the Securities Investor Protection Act of 1970.

31.	May you modify, suspend or discontinue the Plan?

Yes. We reserve the right to suspend, modify or discontinue the Plan at any time and to interpret and regulate the Plan as we deem necessary or desirable in connection with the operation of the Plan. Notice of any suspension, modification or termination will be mailed to you at the address shown in the Plan Administrator’s records.

32.	What happens if you make a rights offering?

In the event that Southwest Gas Holdings makes available to its shareowners any rights to subscribe for additional Common Stock, the rights to subscribe will be based on any shares held in and outside of the Plan. Any new shares distributed by Southwest Gas Holdings resulting from the exercise of the rights will be issued directly to the participant.

33.	What happens if you declare a stock split or issue a stock dividend?

It is understood that any stock dividends or stock splits distributed by Southwest Gas Holdings on Common Stock held by the Plan Administrator for the participant will be credited to the participant’s account. This will include all whole and fractional shares.

34.	May I obtain the complete text of the Plan?

Yes. You may request a copy of the Plan online at shareowneronline.com, by telephone or through the mail (see Contact Information).

35.	Is it important that I stay in contact with the Company through the Plan Administrator?

Yes. Many state unclaimed property laws specify that if an account owner does not initiate “active contact” with the Plan Administrator during any state’s specified period, the property in the account may be deemed “abandoned.” For accounts that meet a state’s definition of “abandoned,” the Plan Administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known residence. To prevent this from occurring, participants should cash dividend checks and respond as directed to mailings requesting that they contact the Plan Administrator, and immediately notify the Plan Administrator of any change of address online, by telephone or through the mail.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following is a brief summary of some of the principal U.S. federal income tax considerations applicable, as of the date of this prospectus supplement, to participation in the Plan. It is based on the Internal Revenue Code of 1986, as amended, United States Treasury Regulations, administrative rulings and court decisions, in effect as of the date of this prospectus supplement, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan. For example, it does not address any state, local or foreign tax consequences of your participation. Additionally, this summary is limited to the U.S. federal income tax considerations of U.S. Holders and does not apply to foreign participants, except as specifically indicated below under “Information Reporting and Withholding” and “FATCA”.    You should consult your own tax advisor about the tax consequences of your participation in the Plan.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (a) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Initial Investment and Optional Cash Payments. In general, a participant who makes an initial investment or optional cash payment under the Plan will not realize gain or loss for U.S. federal income tax purposes as a result of the purchase of Common Stock pursuant to such initial investment or optional cash payment. However, in the case of open market purchases, participants generally will be treated as having received a distribution equal to their allocable portion of any trading fees paid by the Company in connection with the purchase of shares on the open market. Your federal income tax basis in Common Stock acquired with an initial investment or optional cash payment generally will equal the purchase price of such shares, plus your allocable portion of any trading fees. Your holding period for such Common Stock will begin on the day following the date on which such shares are credited to your Plan account.

Reinvestment of Dividends. In general, participants have the same U.S. federal income tax consequences with respect to dividends as stockholders not participating in the Plan. On each dividend payment date, you will be treated for U.S. federal income tax purposes as having received a distribution equal to the full amount of the cash dividends payable on both the shares of Common Stock registered in your own name and the Common Stock held through the Plan, even though the amount of dividends reinvested is not actually received in cash, but is instead applied to the purchase of our Common Stock for your account under the Plan. In addition, the amount of brokerage commissions paid by us on your behalf (where Common Stock is purchased on the open market) is treated as a distribution to you which is subject to income tax in the same manner as dividends. Generally, any such distribution will be taxable to you as ordinary dividend income to the extent of your share of our current or accumulated earnings and profits. The amount of any distribution in excess of your share of our earnings and profits, not taxable as ordinary dividend income, will reduce your tax basis in the Common Stock with respect to which the distribution was received, and, to the extent it exceeds your tax basis, results in gain from a sale of that Common Stock.

Dividends and other distributions declared or announced before or pending a corporate action (such as a merger, consolidation, acquisition, split-off, or spin-off), involving the Company and subsequently paid and reinvested in shares of stock in a successor entity or entities will be treated as reinvested in shares of stock identical to the Common Stock for purposes of the rules applicable to dividend reinvestment plans. You should consult your tax advisors regarding the consequences to you of such a corporate action.

Your statement of account under the Plan shows the price per share to you of Common Stock purchased with reinvested dividends. That price, which includes the brokerage commissions paid by us on your behalf on purchase under the Plan of shares of Common Stock, is your federal income tax basis of shares of Common Stock acquired under the Plan.

The Plan requires participants to reinvest a minimum of 10% of the dividends (if any) paid on shares held in the Plan and therefore qualifies as a “dividend reinvestment plan” under Treasury Regulation Section 1.1012-1(e)(6)(i). This should enable participants to elect to use the ‘average basis method’ when determining the tax basis of shares sold. If the average basis method is elected, a taxpayer averages the basis of all shares of identical stock held in an account, regardless of holding period.

The Plan will use the first-in, first-out (FIFO) method when determining the tax basis of any shares sold for each participant unless you provide notice to the Plan Administrator electing to use the average basis method or other permitted method. You may designate your preference for a different method of determining the tax basis of shares (including the average basis method) by identifying this preference in writing to the Plan Administrator at any time. Your selected method will apply to all dispositions occurring after the election. These rules are complex, and you should consult your tax advisors regarding the methods for determining your adjusted basis.

Your statement of account shows the date on which the shares of Common Stock purchased under the Plan were credited to your account. Your holding period for Common Stock purchased under the Plan generally begins on the date following the date on which those shares of Common Stock are credited to your Plan account.

Deposits, Terminations, and Dispositions. You will not realize a gain or loss for federal income tax purposes upon receipt of a certificate for whole shares of Common Stock credited to your account under the Plan, whether upon request for such a certificate, upon termination of your participation in the Plan or upon termination of the Plan. However, you may realize a gain or loss upon receipt of a cash payment for whole shares of Common Stock or a fractional common share credited to your account under the Plan when that account is terminated by you, when shares of Common Stock credited to your account under the Plan are sold or when the Plan is terminated. You may also realize a gain or loss upon your disposition of the Common Stock received from the Plan. The amount of any such gain or loss generally will be the difference between the amount you receive for the whole or fractional shares of Common Stock and the tax basis of those shares of Common Stock. Generally, gain or loss realized on the disposition of shares of Common Stock acquired under the Plan will be treated for U.S. federal income tax purposes as a long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the shares of Common Stock sold exceeds one year; if the shares are held for a shorter period, the gain or loss will be a short-term capital gain or loss.

Medicare Tax on Net Investment Income. An additional 3.8% Medicare tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from dividends, and certain net gain from the disposition of property, such Common Stock, less certain deductions. You should consult your tax advisors regarding the Medicare tax and its applicability in your particular circumstances to income and gains resulting from participation in the Plan.

Information Reporting and Withholding. You will receive an annual statement that includes an information return (1099-DIV) summarizing dividends paid to you during the year and brokerage commissions reportable for U.S. federal income tax purposes. These dividends and brokerage commissions must be reported on your federal income tax return. If applicable, you also receive an information return summarizing proceeds from sales transactions during the prior year (1099-B) or an information return for dividends paid on non-U.S. accounts (1042-S). The Plan Administrator provides copies of these information returns to the Internal Revenue Service (the “IRS”). Although efforts are made to assist participants by providing periodic statements and other reports, participants have the ultimate responsibility for maintaining their own records for tax and other purposes.

Dividends paid to U.S. Holders should not be subject to backup withholding unless (1) you fail to give your Social Security or tax identification number to the Plan Administrator, (2) the IRS notifies us that you are subject to tax withholding, or (3) you fail to certify, under penalties of perjury, that you are not subject to backup withholding if such certification is required. If you are subject to backup withholding on dividends under the Plan, the amount of tax withheld will reduce the amount of the dividend to be reinvested in Common Stock. Your statement of account under the Plan indicates the amount of tax withheld.

If a participant who is not a U.S. Holder fails to provide certain U.S. federal income tax certifications on a properly completed and duly executed applicable IRS Form W-8 to the Plan Administrator establishing an exemption from U.S. federal income tax withholding, the amount of tax withheld will reduce the amount of the dividend to be reinvested in Common Stock. Your statement of account under the Plan indicates the amount of tax withheld. Non-U.S. participants should consult their own tax advisors regarding the applicability of U.S. federal income tax withholding to them and all other tax consequences to them under applicable tax laws and any applicable tax treaties.

FATCA. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Although withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If you are subject to FATCA withholding on dividends under the Plan, the amount of tax withheld will reduce the amount of the dividend to be reinvested in Common Stock. Non-U.S. participants should consult with their tax advisors as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under FATCA.

PLAN OF DISTRIBUTION

Shares of Common Stock for participants under the Plan will either be directly purchased from us or through the Plan Administrator in the open market. We will pay any brokerage commissions or service fees for purchases of shares of Common Stock under the Plan and certain costs for administration of the Plan. (See Addendum A attached hereto and Question 14 above.) We have agreed to indemnify the Plan Administrator and certain of its affiliates for certain liabilities incurred in connection with services performed in relation to the Plan.

INTERESTS OF NAMED COUNSEL

Mr. Thomas Moran, Esq., Vice President, General Counsel/Corporate Secretary of the Company has opined upon the validity of the shares of Common Stock offered by this prospectus supplement. We employ Mr. Moran on a full-time basis.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Addendum A

Southwest Gas Holdings, Inc.

Dividend Reinvestment and Direct Stock Purchase Plan Fees

As of November 28, 2023

*	The fee amounts set forth herein are current only as of November 28, 2023 and are subject to change by the Plan Administrator.

Investment Summary and Fees

Summary
Minimum cash investments
Minimum one-time initial purchase for new investors	$250.00
Minimum recurring automatic investments	$25.00
Minimum one-time optional cash investment	$25.00
Maximum cash investments
Maximum annual investment	$100,000.00
Dividend reinvestment options
Reinvest options	Full, Partial
Fees
Investment Fees
Initial enrollment (new investors only)	Company Paid
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid
Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•

debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On November 27, 2023, the reported last sale price on the New York Stock Exchange for our common stock was $60.04 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 25 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2023

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our website is not incorporated herein and does not constitute part of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc., together with our subsidiaries. The term “Southwest Gas Holdings, Inc.” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our subsidiary, Southwest Gas Corporation, either on a standalone basis or together with its consolidated subsidiaries, as the context requires. The term “Centuri” refers to Centuri Group, Inc., a wholly owned subsidiary of Southwest Gas Holdings, Inc. that represents its utility infrastructure services segment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act or Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s and Southwest’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” “pursue,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding plans to refinance near-term maturities, plans to separate from Centuri by means of one or more disposition transactions, including by way of a pro rata distribution to our stockholders, one or more distributions in exchange for our common stock or other securities, a sell-down of shares of our common stock or any combination thereof, or an initial public offering by Centuri followed by one or more disposition transactions, the intended tax treatment of any separation of Centuri, those regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, the ability to pay debt, Southwest’s company-owned life insurance (“COLI”) strategy, the magnitude of future acquisition or divestiture purchase price true-ups or post-closing payments and related impairments or losses related thereto, replacement market and new construction market, impacts from pandemics, including on our employees, customers, business, financial position, earnings, bad debt expense, work deployment and related uncertainties, expected impacts of valuation adjustments associated with any redeemable noncontrolling interests, the profitability of storm work, mix of work, or absorption of fixed costs by larger infrastructure services customers (including Southwest), the impacts of U.S. tax reform, including disposition in any regulatory proceeding and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB 151 legislation, forecasted operating cash flows and results of operations, net earnings impacts or recovery of costs from gas infrastructure replacement and Vintage Steel Pipe programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases or other regulatory proceedings, rates and surcharges, Purchased Gas Account (“PGA”) administration, recovery and timing, and other rate adjustments, sufficiency of working capital and current credit facilities or the ability to cure negative working capital balances, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under an at-the-market equity program or otherwise, future dividends or increases and the board of directors’ current payout strategy, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, statements regarding future gas prices, gas purchase contracts and pipeline imbalance charges or claims related thereto, recoverability of regulatory assets, the impact of certain legal proceedings or claims, and the timing and results of future rate hearings, including any ongoing or future general rate cases and other proceedings, statements regarding any strategic review, optimization opportunity identification, benchmarking, and assessment, including the timing and costs of any such processes, and statements regarding pending approvals are forward-looking statements.

A number of important factors affecting the business and financial results of the Company and Southwest could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, inflation, interest rates and related government actions, sufficiency of labor markets and ability to timely hire qualified employees or similar resources, acquisition and divestiture decisions including prices paid or received, adjustments, indemnifications, or commitments related thereto, and their impacts to impairments, write-downs, or losses or expenses generally, the impacts of pandemics including that which may result from a restriction by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees, the ability to collect on customer accounts due to the suspension or lifted moratorium on late fees or service disconnection or otherwise in any or all jurisdictions, the ability to obtain regulatory recovery of related costs, the ability of the infrastructure services business to conduct work and the impact of a delay or termination of work, and decisions of Centuri customers (including Southwest) as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise, the ability to recover and timing thereof related to costs associated with the PGA mechanisms or other regulatory assets or programs, the effects of regulation/deregulation, governmental or regulatory policy regarding pipeline safety, greenhouse gas emissions, natural gas, including potential prohibitions on the use of natural gas by customers or potential customers, including related to electric generation or natural gas appliances, or regarding alternative energy, the regulatory support for ongoing infrastructure programs or expansions, the timing and amount of rate relief, the impact of other regulatory proceedings, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, impacts of other tax regulations, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of credit rating actions and conditions in the capital markets on financing costs, changes in construction expenditures and financing, levels of or changes in operations and maintenance expenses, or other costs, including fuel costs and other costs impacted by inflation or otherwise, geopolitical influences on the business or its costs, effects of pension or other postretirement benefit expense forecasts or plan modifications, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims and disputes, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather on Centuri’s operations, projections about acquired business’ earnings, or those that may be planned, future acquisition-related costs, differences between the actual experience and projections in costs to integrate or stand-up portions of newly acquired business operations, impacts of changes in the value of any redeemable noncontrolling interests if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work and impacts from work awarded or failing to be awarded from significant customers (collectively, including from Southwest) or related to significant projects, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays or challenges in commissioning individual projects, acquisitions and management’s plans related thereto, the ability of management to successfully finance, close, and assimilate any acquired businesses, the timing and ability of management to successfully consummate the separation of Centuri, the nature and timing of the separation and impacts on our consolidated earnings or stock price as a result, the impact on our stock price or our credit ratings due to undertaking or failing to undertake acquisition or divestiture activities or other strategic endeavors, the impact on our stock price, costs, actions or disruptions or continuation thereof related to significant stockholders and their activism, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill or other intangible assets, and optimization initiatives, including costs related thereto. In addition, the Company can provide no assurance that its discussions regarding certain trends or plans relating to its financing and operating expenses will continue, proceed as planned, or cease to continue, or fail to be alleviated, in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through its wholly owned subsidiaries, Southwest and Centuri, the Company operates in two business segments: natural gas distribution and utility infrastructure services.

Southwest, incorporated in March 1931 under the laws of the state of California, provides regulated natural gas distribution services to customers in portions of Arizona, Nevada, and California. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas distribution segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of the Company’s and Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (the “FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Centuri is a strategic utility infrastructure services company dedicated to partnering with North America’s electric and gas providers to build and maintain the energy network that powers millions of homes across the United States and Canada. Centuri’s skilled workforce delivers a comprehensive and integrated array of solutions through its primary operating companies: NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., Linetec Services, LLC, and Riggs Distler & Company, Inc. Centuri has strategically expanded its geographic reach and service offerings through organic and inorganic growth to better meet diverse customer needs across both electric and gas infrastructure, including growing customer attention to achieving environmental objectives. On December 15, 2022, we announced that our board of directors (the “Board”) had determined to separate Centuri from Southwest Gas Holdings into a standalone, independent public company. On September 22, 2023, we announced that Centuri Holdings, Inc. (“Centuri Holdings”) had confidentially submitted a draft registration statement with respect to an initial public offering of its shares of common stock (the “Centuri IPO”). We remain committed to separating Centuri and continue to assess the value of a potential tax-free spin-off of Centuri, either following, or in lieu of, a potential initial public offering by Centuri. Following a Centuri IPO, if one occurs, we intend to maintain the flexibility to dispose of our remaining Centuri interests in a number of ways, including through a spin-off transaction, open market sales of Centuri Holdings common stock or an exchange offer of our common stock for Centuri Holdings common stock.

Our corporate headquarters is located at 8360 S. Durango Drive, P.O. Box 98510, Las Vegas, Nevada 89150-8510, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings, Inc. consists of (1) 120,000,000 shares of Southwest Gas Holdings, Inc. common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of November 17, 2023, there were issued and outstanding 71,521,131 shares of Southwest Gas Holdings, Inc. common stock and no shares of Southwest Gas Holdings, Inc. preferred stock or preference stock. No other classes of capital stock are authorized under our certificate of incorporation.

The following description of Southwest Gas Holdings, Inc.’s capital stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Tax-Free Spin Protection Plan, dated as of November 5, 2023 (as the same may be amended from time to time, the “Plan”), between the Company and Equiniti Trust Company, LLC, as rights agent. Therefore, you should read carefully the more detailed provisions of our certificate of incorporation, bylaws and the Plan, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings, Inc. common stock are entitled to receive such dividends as the Board may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings, Inc. preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, Inc., whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings, Inc. common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings, Inc. preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings, Inc. after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings, Inc. common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings, Inc. common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock Purchase Rights

On November 3, 2023, the Board authorized a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of Southwest Gas Holdings, Inc. common stock, which was paid to holders of record of Southwest Gas Holdings, Inc. common stock as of 5:00 P.M., New York City time, on November 17, 2023 (the “Record Date”). The description and terms of the Rights are set forth in the Plan. Each Right entitles the registered holder to purchase from the Company one ten-thousandth (a “Unit”) of a share of Series A Junior Participating Preferred Stock, no par value per share, of the Company (the “Series A Preferred”), at a purchase price of $300.00 per one ten-thousandth of a share of Series A Preferred (the “Purchase Price”), subject to adjustment.

The Plan is intended to preserve the Company’s ability to effectuate a separation of Centuri Holdings (the “Spin-Off Transaction”) that would be tax-free to the Company (the “Tax-Free Status”), which status could be lost if certain stock purchases (including by existing or new holders in the open market) are treated as part of a plan pursuant to which one or more persons directly or indirectly acquire a 50% or greater interest in the Company (a “355 Ownership Change”) within applicable time periods for purposes of Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”).

Distribution Date. Initially, the Rights will be attached to all shares of Southwest Gas Holdings, Inc. common stock, and no separate certificates evidencing the Rights will be issued. Subject to certain exceptions, until the Distribution Date (as defined below), the Company will issue one Right with each new share of Southwest Gas Holdings, Inc. common stock issued after the Record Date so that all shares of Southwest Gas Holdings, Inc. common stock will have Rights attached, the Rights will be transferred with and only with Southwest Gas Holdings, Inc. common stock, and any transfer of Southwest Gas Holdings, Inc. common stock will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Southwest Gas Holdings, Inc. common stock and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Southwest Gas Holdings, Inc. common stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The “Distribution Date” means the earlier of:

•

ten business days after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date, as a majority of the Board becomes aware of the existence of an Acquiring Person; and

•

such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by the Board following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

Exercisability. The Rights will not be exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one ten-thousandth of a share of Series A Preferred for the Purchase Price. Prior to exercising their Rights, holders of Rights in that capacity have no rights as a stockholder of the Company, including the right to vote or receive dividends.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip-In Trigger. If any person or group becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Southwest Gas Holdings, Inc. common stock having a market value of two times the Purchase Price.

•

Flip-Over Trigger. If, after any person or group has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

•

Exchange Feature. At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding shares of Southwest Gas Holdings, Inc. common stock, the

Board may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for shares of Southwest Gas Holdings, Inc. common stock or fractions of Series A Preferred (such a share of Southwest Gas Holdings, Inc. common stock or a fraction of Series A Preferred, as applicable, an “Exchange Security”), at an exchange ratio of one Exchange Security per Right.

Expiration. The Rights will expire on the earliest of (a) the close of business on the date that is two years after the date on which the Spin-Off Transaction is consummated (consistent with a presumption period for testing for a 355 Ownership Change), (b) the close of business on the date on which the Board determines to no longer pursue the Spin-Off Transaction or that the Spin-Off Transaction will not be consummated with Tax-Free Status, (c) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (d) the close of business on the business day following the certification of the voting results of the Company’s 2024 annual stockholders meeting, if at such meeting the approval of the Plan has not been obtained, (e) the close of business on the day that is 270 days after the date of the Plan, if the approval of the Company’s stockholders has not been obtained by such date and only if as of such date the Amended and Restated Cooperation Agreement, dated as of October 24, 2022, by and among the Icahn Group (as defined in the Plan) and the Company (as it may be amended, modified, supplemented and/or amended and restated in accordance with the terms thereof from time to time) remains in effect and the Icahn Ownership Event (as defined in the Plan) has not occurred or (f) the time at which the Board determines that there is no longer a risk of a 355 Ownership Change occurring or that a 355 Ownership Change would not in any material respect adversely impact or otherwise impair the Tax-Free Status.

Process to Seek Exemption. The Plan includes procedures by which the Board will consider requests, prior to the date of public announcement that a person has become an Acquiring Person, from any person who desires to effect any acquisition of Southwest Gas Holdings, Inc. common stock that would, if consummated, result in such person beneficially owning 4.9% (9.9% in the case of a passive investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amounts set forth in the Plan) or more of the then outstanding shares of Southwest Gas Holdings, Inc. common stock. The Board will only grant an exemption in response to an exemption request if the Board determines that the acquisition of shares of Southwest Gas Holdings, Inc. common stock by the requesting person (A) will not in any material respect adversely impact or otherwise impair the Tax-Free Status or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect or otherwise impair the Tax-Free Status.

Redemption of the Rights. At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”). The Redemption Price is payable, at the option of the Company, in cash, Southwest Gas Holdings, Inc. common stock or such other form of consideration as the Board shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be subject to adjustment.

Amendment. For so long as the Rights are then redeemable, the Company may amend the Plan in any manner. After the Rights are no longer redeemable, the Company may amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series A Preferred issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series A Preferred or Southwest Gas Holdings, Inc. common stock or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Preferred Stock. Each one ten-thousandth of a share of Series A Preferred, if issued:

•	Will not be redeemable.

•

Will entitle holders to quarterly dividend payments of $.001 per one ten-thousandth of a share of Series A Preferred, or an amount equal to the dividend paid on one share of Southwest Gas Holdings, Inc. common stock, whichever is greater.

•

Will entitle holders upon liquidation either to receive $.001 per one ten-thousandth of a share of Series A Preferred, or an amount equal to the payment made on one share of Southwest Gas Holdings, Inc. common stock, whichever is greater.

•	Will have the same voting power as one share of Southwest Gas Holdings, Inc. common stock.

•

If shares of Southwest Gas Holdings, Inc. common stock are exchanged as a result of a merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Southwest Gas Holdings, Inc. common stock.

The value of one ten-thousandth of a share of Series A Preferred should approximate the value of one share of Southwest Gas Holdings, Inc. common stock.

Preferred Stock

Our certificate of incorporation authorizes the Board, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our certificate of incorporation, bylaws and the Plan contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings, Inc. stock or delaying or preventing a change in control of Southwest Gas Holdings, Inc. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by holders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Board to make, amend or repeal the bylaws;

•

authorization for the Board to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Board;

•

provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings, Inc. common stock entitled to vote; and

•

provisions requiring director nominees nominated by a stockholder (each such person, a “Stockholder Nominee”) for election to the Board to provide us with certain information with respect to information and agreements between the Stockholder Nominee and any Stockholder Associated Person (as defined in our amended and restated bylaws).

In addition, the Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the Plan works by imposing a significant penalty upon any person or group of affiliated or associated persons that acquires 4.9% (9.9% in the case of a passive investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amounts set forth in the Plan) or more of the outstanding Southwest Gas Holdings, Inc. common stock, except in certain situations specified in the Plan (such person, an “Acquiring Person”). The Rights, however, should not interfere with any merger or other business combination approved by the Board.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. To the extent we issue secured or subordinated debt securities, the terms will be described in the applicable prospectus supplement.

The debt securities of Southwest Gas Holdings, Inc. will be issued under an indenture between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”) in the form included as an exhibit to the registration statement of which this prospectus forms a part. Unless otherwise specified in any applicable prospectus supplement, the debt securities of Southwest Gas Corporation will be issued under the indenture, dated as of June 4, 2020, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by the Board or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•

any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•

any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•

we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not us or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred or is continuing; and

•

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	a default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•

failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities, the relevant Indenture, or its guarantee of that series of debt securities (collectively, a “Covenant Default”), for a period of 90 days after written notice specified below;

•

any guarantee with respect to the debt securities of that series ceases for any reason to be, or is asserted by us or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated in the relevant Indenture or the guarantee of that series of debt securities;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A default constituting a Covenant Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to us and the Trustee) gives notice of the default and we do not cure such default within 90 days after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. If any other Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the relevant Indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity and/or security reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to pursue any remedy under the relevant Indenture or that series of debt securities, unless:

•

an Event of Default has occurred and is continuing, and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee, and offered indemnity and/or security reasonably satisfactory to the Trustee, to pursue the remedy as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within the 60-day period after the request is delivered, and the Trustee has failed to institute the proceeding within 60 days after receipt of the request and the offer or security and/or indemnity.

Notwithstanding any other provision in the relevant Indenture, the holder of any series of debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that series of debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a certificate as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to evidence the succession of another Person to us (or any guarantor) and the assumption by any such successor of our obligations (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of all of the debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•

to add one or more guarantees for the benefit of the holders of the debt securities of that series or to release one or more guarantees in accordance with the relevant Indenture or any supplemental indenture thereto;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

•

to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of the principal of, or installment of interest on, any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•

reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•

modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable at their stated maturity within one year and we have deposited (or caused to be deposited) with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may satisfy and discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The Trust Indenture Act and the relevant Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the same degree of care and skill of a prudent person in the conduct of such person’s own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee security or indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings, Inc. and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings, Inc. will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement.

Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our website (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report of Southwest Gas Holdings, Inc. on Form 10-K for the year ended December 31, 2022;

•	Annual Report of Southwest Gas Corporation on Form 10-K for the year ended December 31, 2022;

•	Quarterly Reports of Southwest Gas Holdings, Inc. on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

•	Quarterly Reports of Southwest Gas Corporation on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

•

The portions of the Definitive Proxy Statement of Southwest Gas Holdings, Inc. on Schedule 14A (filed on March  21, 2023) that were specifically incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

Current Reports of Southwest Gas Holdings, Inc. on Form 8-K/A filed on February 21, 2023 and Current Reports of Southwest Gas Holdings, Inc. on Form 8-K filed on January  13, 2023, January 20, 2023, February  14, 2023 (Item 2.01 only), March  7, 2023, March 10, 2023, March 23, 2023, April 4, 2023, April  17, 2023, April  28, 2023, May  9, 2023 (Item 5.07 only), July  19, 2023, October 25, 2023, November  6, 2023 (Items 1.01, 3.03 and 5.03 only), November  15, 2023, November 27, 2023 and November 27, 2023 (Item 5.02 only);

•	Current Reports of Southwest Gas Corporation on Form 8-K filed on January 20, 2023, March 23, 2023, April 4, 2023, April 17, 2023, April 28, 2023 and July 19, 2023; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this Prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

Dividend Reinvestment and Direct Stock Purchase Plan

Common Stock

PROSPECTUS SUPPLEMENT